UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

THE TURKISH INVESTMENT FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE TURKISH INVESTMENT FUND, INC.
c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders of The Turkish Investment Fund, Inc. (the ‘‘Fund’’) will be held on Wednesday, July 23, 2008, at the offices of Morgan Stanley Investment Management Inc., Conference Room 3G, 522 Fifth Avenue, New York, New York 10036 at 9:00 a.m., Eastern time.

The Meeting is being held for the following purposes:

1.    To approve an amendment to the Fund’s investment restriction regarding concentration to require the Fund to invest between 25% and 35% of its total assets in the securities of issuers in one or more industries if, at the time of investment, each such industry represents 25% or more of the Fund’s benchmark index, which currently is the Morgan Stanley Capital International (MSCI) Turkey Index.

2.    To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record of the Fund at the close of business on May 6, 2008, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting of the Fund or any adjournments thereof.

Mary E. Mullin Secretary

Dated: May 20, 2008

If you do not expect to attend the Meeting for the Fund, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope or vote by telephone as indicated in the Fund’s Proxy Card. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your Proxy Card or voting by telephone promptly.

THE TURKISH INVESTMENT FUND, INC.
c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

PROXY STATEMENT

This statement is furnished by the Board of Directors (the ‘‘Board’’) of The Turkish Investment Fund, Inc. (the ‘‘Fund’’) in connection with the solicitation of Proxies by the Board of Directors for use at the Special Meeting of Stockholders of the Fund (the ‘‘Meeting’’) to be held on Wednesday, July 23, 2008, at 9:00 a.m., Eastern time, at the principal executive office of the investment adviser for the Fund, Morgan Stanley Investment Management Inc. (hereinafter, the ‘‘Adviser’’), Conference Room 3G, 522 Fifth Avenue, New York, New York 10036. It is expected that the Notice of Special Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders on or about May 22, 2008. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders.

If the accompanying Proxy Card for the Fund is executed properly and returned, shares represented by it will be voted at the Meeting for the Fund in accordance with the instructions on the Proxy Card. A Proxy may be revoked at any time prior to the time it is voted (i) by written notice of revocation to the Secretary of the Fund or (ii) by attendance and voting at the Meeting of the Fund. Attendance at the Meeting will not in and of itself revoke a proxy. If no instructions are specified, shares will be voted FOR the proposal to amend the Fund’s investment restriction regarding concentration.

The Board has fixed the close of business on May 6, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On that date, 7,502,818 shares of common stock of the Fund were outstanding and entitled to vote.

The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Fund, and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Directors and officers of the Fund or officers and regular employees of the Adviser, Morgan Stanley Investment Advisors Inc. and/or Morgan Stanley & Co. Incorporated, without special compensation therefor. In addition, the Fund may employ Computershare Fund Services, Inc. (‘‘Computershare’’) for certain marking and tabulating services and may also employ Computershare to make telephone calls to stockholders to remind them to vote. The Fund may also employ Computershare as proxy solicitor if it appears that the required number of votes to achieve a quorum will not be received. As of June 29, 2007, the transfer agent services previously provided to the Fund by American Stock Transfer and Trust Company were assumed by Computershare Trust Company, N.A. (the ‘‘Transfer Agent’’).

Stockholders will be able to vote their shares on the Voting Information Card accompanying this Proxy Statement and certain stockholders may be able to vote their shares by touchtone telephone by following the instructions on the Proxy Card. To vote by touchtone telephone, stockholders can call the toll-free number listed on the Proxy Card or noted in the enclosed voting instructions. To vote by touchtone telephone, stockholders will need the number that appears on the Proxy Card.

In certain instances, the Transfer Agent and/or Computershare, if retained, may call stockholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a stockholder should vote on any proposal other than to refer to the recommendations of the Board. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Stockholders voting by telephone in this manner will be asked for identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the stockholders’ instructions have been recorded correctly, they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a stockholder’s vote may be taken by telephone, each stockholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed Proxy Card or by touchtone telephone as set forth above. The last proxy vote received in time to be voted, whether by Proxy Card or touchtone telephone, will be the vote that is counted and will revoke all previous votes by the stockholder. In the event that Computershare is retained as proxy solicitor, Computershare will be paid a project management fee as well as telephone solicitation expenses incurred for reminder calls, outbound telephone voting, confirmation of telephone votes, inbound telephone contact, obtaining stockholders’ telephone numbers and providing additional materials upon stockholder request, at an estimated cost of $10,500, which will be borne by the Fund.

The Fund will furnish, without charge, copies of its annual report for its fiscal year ended October 31, 2007 and its semiannual report for its six-month period ended April 30, 2008, when available, to any stockholder of the Fund requesting such reports. Requests for annual and/or semi-annual reports should be made in writing to the Fund, c/o JPMorgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02208-2798, by calling 1-800-221-6726 or by visiting the Adviser’s Internet website at www.morganstanley.com/msim.

Morgan Stanley Investment Management Inc. serves as the Fund’s administrator. JPMorgan Investor Services Co. also provides administrative services to the Fund. The business address of JPMorgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

Shares of the Fund are entitled to one vote each at the Fund’s Meeting and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share. Only one Proxy Statement will be delivered to multiple stockholders sharing an address, unless the Fund has received contrary instructions. The Fund will furnish, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Fund that a stockholder wishes to receive separate copies in the future, should be made in writing to the Fund, c/o JPMorgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02208-2798, or by calling 1-800-221-6726. Multiple stockholders who are sharing an address and currently receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling 1-800-221-6726.

The Board of Directors of the Fund unanimously recommends that you vote ‘‘FOR’’ Proposal No. 1 as set forth in the Notice of Special Meeting. Your vote is important. Please return your Proxy Card promptly no matter how many shares you own.

APPROVAL OF AN AMENDMENT TO THE FUND’S
INVESTMENT RESTRICTION REGARDING CONCENTRATION
(Proposal No. 1)

The Fund’s investment objective is long-term capital appreciation, which it seeks to achieve by investing primarily in equity securities of Turkish corporations. Turkey is considered an ‘‘emerging market’’ country, whose securities market is characterized by a relatively small number of issuers. Emerging market countries, due to the relatively small number of issuers, have a tendency to concentrate in certain industries.

The Board has approved an amendment to the Fund’s investment restrictions to require the Fund to invest between 25% and 35% of its total assets in the securities of issuers in one or more industries (hereinafter, ‘‘concentrate’’ in one or more industries) if, at the time of investment, each such industry represents 25% or more of the Fund’s benchmark index (the ‘‘Benchmark Index’’), which is currently the Morgan Stanley Capital International (MSCI) Turkey Index (the ‘‘Index’’). The Index is a free-float weighted equity index consisting of Turkish companies. The Board may approve a new Benchmark Index in the future.

The Fund’s current investment concentration restriction does not allow the Fund to invest 25% or more of its total assets in any industry. If the proposed amendment to the Fund’s investment restriction is adopted, the Fund would be required to invest up to 35% of its total assets in the securities of issuers in one or more industries if, at the time of investment, each such industry represents 25% or more of the Benchmark Index.

In order for the Fund to concentrate in an industry, at the time of investment that industry must represent 25% or more of the Benchmark Index. The proposed concentration policy is a means of providing flexibility within clearly defined, objective limits. The proposed policy would not limit the types of industries in which the Fund would be able to concentrate if such industry represents 25% or more of the Benchmark Index. The amendment to the Fund’s investment restriction regarding concentration would provide the Fund with greater flexibility to take advantage of investment opportunities in Turkey, but within the objective limits set forth above which tie such concentration to representation of an industry or industries in the Benchmark Index. By being able to concentrate in the proposed manner, the Fund will have the ability to obtain greater exposure to certain types of securities than was previously the case. The added flexibility that this concentration policy would allow the Fund is of particular importance considering the characteristics of the Turkish market and the possibility that the Turkish market may be dominated by a particular industry or industries. While it should be recognized that concentration in one or more industries can expose the Fund to greater risk should those industries underperform, the Adviser is of the view that it is important to have the flexibility to concentrate in those industries that represent a larger portion of the Benchmark Index. The proposed concentration policy would allow for more efficient portfolio management and avoid the costs involved in obtaining a stockholder vote each time that the industry weightings in the Fund’s Benchmark Index change. The proposed concentration policy was approved unanimously by the Board of the Fund, with implementation of the new policy conditioned upon stockholder approval.

If, during a period in which the Fund is concentrating in an industry, such industry ceases to represent 25% or more of the Benchmark Index, the Fund will cease investing 25% or more of the Fund’s assets in such industry and will reduce its investments in that industry within a reasonable period of time, unless the Fund’s Adviser makes a finding that it would not be in the best interests of the Fund’s stockholders to begin such reduction. In making such determination, the Fund’s Adviser will consider whether reducing the Fund’s investment in such industry or industries would adversely affect the Fund’s ability to achieve its investment objective or otherwise have an adverse effect on the Fund and its stockholders.

Turkey is considered to be an ‘‘emerging market’’ country, whose securities market is characterized by a relatively small number of issuers. Emerging market countries, due to the relatively small number of issuers, have a tendency to be concentrated in certain industries. As an example, as of April 2008, the commercial banks industry (as measured by the weightings in the Index) represented 44.7% of the Turkish market. Therefore, absent the implementation of the proposed concentration policy, the Fund will be limited in its ability to take advantage of certain investments in Turkey. In addition, to the extent that the commercial banks industry or other industries grow to represent greater percentages of the Turkish market, the Fund will be further limited in its investments.

The text of the current investment restriction and the proposed amendment is set forth as Exhibit A to this proxy statement.

Increased Investment Risk

If 25% or more of the Fund’s total assets are invested in a particular industry or industries in Turkey, the Fund may be exposed to increased investment risks particular to that industry. The Fund’s performance would be more closely linked to the performance of that industry and would be more dramatically affected by fluctuations in that industry. Market price movements affecting companies and their securities in any such industry in which the Fund invests 25% or more of its total assets will have a greater impact on the Fund’s performance because of its more concentrated position in such securities. In addition, these industries may be subject to greater government regulation than many other industries. Changes in government policies and the need to obtain regulatory approvals may have a material effect on products and services offered by such companies. For example, because the Fund currently intends to invest 25% or more of its total assets in the commercial banks industry, the Fund would also be subject to the following risk:

Commercial Banks Risk.    Commercial banks may be subject to extensive government regulation which can limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital that they must maintain. Profitability can be largely dependent on the availability and cost of capital funds and the rate of corporate and consumer debt defaults, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively affect the commercial banking industry. Commercial banks also have been and may in the future be affected by increased competition, which could adversely affect the profitability or viability of commercial banks.

The Fund will notify its stockholders of any investments of 25% or more of the Fund’s total assets in an industry in its next semi-annual or annual report. Such notice will, to the extent applicable, include a discussion of any increased investment risks peculiar to such industry to which the Fund may be exposed.

Stockholder Approval

The Fund’s investment restrictions are fundamental policies of the Fund and may not be changed without stockholder approval. Approval of the proposed amendment to the Fund’s investment restriction will require the affirmative vote of a majority of the Fund’s outstanding shares. As defined in the Investment Company Act of 1940, as amended, a ‘‘majority of outstanding shares’’ means the lesser of 67% of the voting securities present at the Special Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, abstentions will have the effect of a vote to disapprove the proposed amendment.

The Board of Directors of the Fund recommends that you vote ‘‘FOR’’ the approval of the amendment to the Fund’s investment restriction set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of May 6, 2008, the aggregate number of shares of the Fund owned by the Fund’s officers and Directors as a group was less than one percent of the Fund’s outstanding shares. To the knowledge of the management of the Fund, no persons owned beneficially more than 5% of the Fund’s outstanding shares at May 6, 2008.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

A stockholder’s proposal intended to be presented at the Fund’s Annual Meeting of Stockholders in 2009 must be received by the Fund on or before January 13, 2009 in order to be included in the Fund’s proxy statement and Proxy Card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund’s Annual Meeting of Stockholders in 2009, without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 20, 2009 and not later than April 19, 2009, in the manner and form required by the Fund’s By-Laws. The Fund will furnish, without charge, a copy of its By-Laws to any stockholder of the Fund requesting such By-Laws. Requests for the Fund’s By-Laws should be made in writing to the Fund, c/o Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036.

Mary E. Mullin Secretary

Dated: May 20, 2008

Stockholders of the Fund who do not expect to be present at the Meeting for the Fund and who wish to have their shares voted are requested to date and sign the enclosed Proxy Card for the Fund and return it in the enclosed envelope. No postage is required if mailed in the United States.

EXHIBIT A

Currently, the Fund’s investment restriction regarding concentration states:

‘‘As a matter of fundamental policy:

1.    The Fund may not purchase any security if, as a result, more than 25% of the Fund’s total assets would be invested in a single industry.’’

The text of the proposed amendment is set forth below:

‘‘As a matter of fundamental policy:

1.    The Fund may not invest 25% or more of its total assets in one or more industries; provided, however, that the Fund will invest between 25% and 35% of its total assets in the securities of issuers in one or more industries if, at the time of investment, each such industry represents 25% or more of the Fund’s benchmark index (the ‘‘Benchmark Index’’), which is currently the Morgan Stanley Capital International (MSCI) Turkey Index.’’

Exhibit A-1

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free 1-866-241-6192 or go to website: www.proxy-direct.com
3. Enter the 14-digit number located in the shaded box from your Proxy Card.
4. Follow the recorded or on-screen directions.
5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	THE TURKISH INVESTMENT FUND, INC.	PROXY
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 23, 2008

The undersigned hereby appoints Ronald E. Robison and Stefanie V. Chang Yu, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them to represent and vote, as designated on the reverse side, all shares of The Turkish Investment Fund (the “Fund”) held of record by the undersigned on May 6, 2008 at the Special Meeting of Stockholders of the Fund to be held on Wednesday, July 23, 2008, at the offices of Morgan Stanley Investment Management Inc., Conference Room 3G, 522 Fifth Avenue, New York, New York 10036 at 9:00 a.m., New York City time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. This proxy is solicited on behalf of the Board of Directors of the Fund.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF SUCH PROXIES, UPON ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	18987_TIF_051908

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE:

		FOR	AGAINST	ABSTAIN
1.	Approval of an amendment to the Fund’s investment restriction regarding concentration to require the Fund to invest between 25% and 35% of its total assets in the securities of issuers in
	one or more industries if, at the time of investment, each such industry represents 25% or more	☐	☐	☐
of the Fund’s benchmark index, which currently is the Morgan Stanley Capital International (MSCI) Turkey Index.

WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY

18987_TIF_051908